As filed with the Securities and Exchange Commission on June 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HyreCar Inc.
(Exact name of registrant as specified in its charter)

Delaware	7510	47-248087
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

355 South Grand Avenue, Suite 1650

Los Angeles, California 90071

(888) 688-6769

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Furnari

Chief Executive Officer and Chief Financial Officer

355 South Grand Avenue, Suite 1650

Los Angeles, California 90071

(888) 688-6769

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nimish Patel, Esq.	Philip Magri, Esq.
Blake J. Baron, Esq.	Magri Law, LLC
Mitchell Silberberg & Knupp LLP	2642 NE 9th Avenue
11377 W. Olympic Boulevard	Fort Lauderdale, Florida 33334
Los Angeles, CA 90064	(646) 502-5900
(310) 312-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-225157

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (7)
Common stock, par value $0.00001 per share(2)(3)(4)	483,000	$5.00	$2,415,000	(3)	$300.67
Underwriters’ warrants(5)	—	—	—		—
Shares of common stock underlying underwriters’ warrants(3)(4)(6)	14,490	$6.25	$90,562.50		$11.28
Total:	497,490	—	$2,505,562.50		$311.94

(1)	The Registrant previously registered securities on a Registration Statement on Form S-1, as amended (File No. 333-225157), which was declared effective on June 26, 2018. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, or the Securities Act, an additional 497,490 securities having a proposed maximum aggregate offering price of $2,505,562.50 is hereby registered.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Includes the offering price of any additional shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(4)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(5)	No fee required pursuant to Rule 457(g) of the Securities Act.

(6)	Represents underwriters’ warrants to purchase up to an aggregate of 3% of the shares of common stock sold in the primary offering, at an exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriters’ warrants is $90,562.50 (which is equal to 125% of $72,450 (3% of $2,415,000)).

(7)	A registration fee of $3,476.81 was previously paid in connection with the filing of the Registration Statement on Form S-1, as amended (File No. 333-22157).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed by HyreCar Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and relates to the primary offering (the “Offering”) contemplated by the Registration Statement on Form S-1 (File No, 333-225157) (the “Prior Registration Statement”), which was initially filed on May 23, 2018, and which, as amended, was declared effective by the Securities and Exchange Commission on June 26, 2018. This 462(b) Registration Statement covers the registration of 483,000 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), to be sold to the public in the Offering, warrants to be issued to the underwriters to purchase 14,490 shares of Common Stock and 14,490 shares of Common Stock underlying such warrants to be issued to the underwriters. 63,000 of the additional shares Common Stock of the Company registered hereunder are subject to the exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

Exhibit Index

Exhibit No.	Description
5.1*	Opinion of Mitchell Silberberg and Knupp, LLP

23.1*	Consent of dbbmckennon

23.2*	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on June 26, 2018.

HYRECAR INC.

By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title	Date

/s/ Anshu “Andy” Bansal
Anshu “Andy” Bansal	Chairman	June 26, 2018

/s/ Joseph Furnari
Joseph Furnari	Chief Executive Officer, Chief Financial Officer and Director	June 26, 2018
(principal executive officer and principal financial and accounting officer)

/s/ Abhishek Arora
Abhishek Arora	Director	June 26, 2018

/s/ Grace Mellis
Grace Mellis	Director	June 26, 2018

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